Exhibit 10.28

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) dated as of April 1, 2016 (the “Amendment Date”) is by and between IASIS Healthcare Corporation, a Delaware corporation (the “Company”), and Phillip Mazzuca (the “Executive”). The Company and Executive are sometimes referred to herein individually as “party” and collectively as the “parties”.

WHEREAS, the Company and Executive entered into that certain Employment Agreement dated October 11, 2010 (the “Agreement”).

WHEREAS, the Company and Executive desire to amend the Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, as consideration of the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

19.	Amendment to Section 2. Section 2 of the Agreement shall be amended and restated in its entirety as follows:

“2. Term. Subject to termination pursuant to Section 10 hereof, the term of the employment by the Company of the Executive pursuant to this Agreement (as the same may be extended, the ‘Term’) shall continue until March 31, 2019. On March 31, 2019, and on each subsequent anniversary thereof, the Term shall automatically be extended for a period of one (1) additional year following the expiration of the otherwise applicable Term unless, not later than ninety (90) days prior to any such anniversary date, either party hereto shall have notified the other party hereto in writing that such extension shall not take effect.”

20.	Amendment to Section 5(b). Section 5(b) of the Agreement shall be amended and restated in its entirety as follows:

“(b) During the period in which the Executive serves as Chief Operating Officer, the Executive shall be eligible to receive for each fiscal year (or part thereof), an annual cash target bonus (the ‘Bonus’) of 75% of Base Salary (the ‘Bonus Target’) with a maximum annual bonus of 150% of the Base Salary, subject to the terms of the Company’s executive bonus plan (the ‘Bonus Plan’) and subject to the satisfaction of certain performance objectives to be determined by the Board (or a committee thereof) or, to the extent more favorable to the Executive, other incentive compensation plan established by the Board for the Company’s senior executive officers, as either of the same may be amended from time to time (provided that no such amendment or alternative plan shall diminish the Bonus Target and the associated maximum bonus opportunities described above).”

21.	Amendment to Section 10(g). The first sentence of Section 10(g) of the Agreement shall be amended to replace “Section 2(b)” with “Section 2.”

22.	Amendment to Section 10(h). Section 10(h) of the Agreement shall be amended to replace “Section 2(b)” with “Section 2.”

23.	Amendment to Section 10(i). The first sentence of Section 10(i) of the Agreement shall be amended to replace “Section 2(b)” with “Section 2.”

24.	Entire Agreement and Amendments. This Amendment shall be effective as of the Amendment Date. Except as expressly provided by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms. This Amendment and the Agreement contain the entire agreement of the parties relating to the matters contained herein and supersedes all prior agreements and understandings, oral or written, between the parties with respect to the subject matter hereof. No provision of this Amendment may be amended or waived, unless such amendment or waiver is agreed to in writing, signed by the Executive and by a duly authorized officer of the Company.

25.	Execution. This Amendment may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one and the same instrument.

26.	Controlling Law. The laws of the State of Delaware shall govern the execution, validity, interpretation and performance of this Amendment.

27.	Headings. Headings used in this Amendment are for convenience of reference only and for no other purpose.

IN WITNESS WHEREOF, the parties have executed this Amendment on and caused the same to be duly delivered on their behalf on the day and year first written above.

IASIS HEALTHCARE CORPORATION

By:

Name:	W. Carl Whitmer
Title:	President and CEO

EXECUTIVE

By:

Phillip Mazzuca
Date:	May 16, 2016

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